Exhibit 99.1

News Release	2006-38

Intelsat Reports Anomaly on Intelsat 802 Satellite

Pembroke, Bermuda, September 22, 2006

Intelsat, Ltd. announced today that its IS-802 satellite, located at 33° E, experienced a sudden and unexpected anomaly on September 21, 2006, at approximately 8:27 p.m. E.T.

The Intelsat satellite control center is communicating with the satellite and the satellite is under control and accepting commands. Intelsat is in the process of making alternative capacity available to its IS-802 customers, in accordance with existing contingency plans.

The satellite, launched in 1997, furnishes telecommunications services to customers on the African continent and the Indian Ocean Region. Intelsat and Lockheed Martin Corporation, the manufacturer of the satellite, are working together to identify the cause of the problem. Intelsat currently does not know if there is a connection between this event and the Intelsat 804 satellite failure which occurred in January 2005 and was also manufactured by Lockheed Martin.

Intelsat, which operates the world’s largest fleet of commercial satellites, operates a number of satellites in the region which are being utilized to restore service to affected customers. The majority of IS-802 users are being issued replacement capacity which will be available for their use today.

“Our first priority is the continuation of service for our customers,” said Dave McGlade, CEO of Intelsat, Ltd. “The Intelsat system has a number of satellites serving the region. Within hours of the event, we are issuing replacement capacity within the Intelsat system. This is a testament to the resilience and redundancy of our network.”

The IS-802 is not insured, in accordance with Intelsat’s practice of self insuring satellites that are beyond the initial year of operations. The IS-802 satellite generates annual revenue of less than $30 million, although the company’s initial view is that it will be able to restore a substantial portion of the customer traffic, given the resilience and redundancy of the Intelsat system. The company will issue a statement regarding the degree to which it is able to retain revenue on the Intelsat system following the completion of the restoration process.

About Intelsat

Intelsat is the largest provider of fixed satellite services worldwide and is the leading provider of these services to each of the media, network services/telecom and government customer sectors, enabling people and businesses everywhere constant access to information and entertainment. Intelsat offers customers a greater business potential by providing them unrivaled resources with ease of business and peace of mind. Our services are utilized by an extensive customer base, including some of the world’s leading media and communications companies, multinational corporations, Internet service providers and government/military organizations. Real-time, constant communication with people anywhere in the world is closer, by far.

Intelsat Contacts:

Dianne VanBeber

Dianne.vanbeber@intelsat.com

+1 202 944 7406

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks include, but are not limited to, Intelsat’s inability to secure the necessary financing for, and to complete, its proposed acquisition of PanAmSat Holding Corporation. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2005 and Intelsat’s registration statement on Form S-4 on file with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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